UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed in the Kindred Healthcare, Inc. (the “Company”) Current Report on Form 8-K dated March 30, 2010 (Comm. File No. 001-14057), Frank J. Battafarano retired as the Company’s Chief Operating Officer effective August 31, 2010.

(c) As previously disclosed in the Company’s Current Report on Form 8-K dated March 30, 2010 (Comm. File No. 001-14057), Benjamin A. Breier succeeded Mr. Battafarano as the Company’s Chief Operating Officer effective August 31, 2010. In connection with the original announcement of Mr. Breier’s appointment, a subsidiary of the Company entered into a new Employment Agreement with Mr. Breier, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 30, 2010 (Comm. File No. 001-14057).

(e) In connection with Mr. Battafarano’s retirement, the Company and Mr. Battafarano entered into an Agreement and General Release of Claims dated August 31, 2010 (the “Release Agreement”). The Release Agreement provides for:

•	The settlement, waiver, release and discharge of any and all claims or actions arising from Mr. Battafarano’s employment with the Company.

•	Certain non-competition and non-solicitation restrictions applicable to Mr. Battafarano for a period of one year from August 31, 2010.

Consistent with the terms of the Employment Agreement between a subsidiary of the Company and Mr. Battafarano dated as of December 18, 2008, the Release Agreement also provides for certain payments to Mr. Battafarano as follows:

•	Cash severance in the amount of $622,500 payable on the first business day following the fourteenth calendar day following August 31, 2010.

•	Amounts previously earned by Mr. Battafarano under the Company’s long-term incentive plan totaling $768,066 payable over three years consistent with the Company’s long-term incentive plan.

•

An amount equal to the prorated portion of the award Mr. Battafarano was otherwise eligible to receive under the Company’s short-term incentive plan in respect of the 2010 calendar year based upon the Company’s actual performance in 2010 and payable consistent with the Company’s short-term incentive plan.

•	For a 38 month period following August 31, 2010, Mr. Battafarano is entitled to continued coverage under the Company’s employee benefit plans.

•

For a 36 month period following August 31, 2010, Mr. Battafarano is entitled to additional vesting of stock options and performance-based restricted stock awards in accordance with their original terms, including any related performance measures, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). In addition, any outstanding service-based restricted stock held by Mr. Battafarano as of August 31, 2010 that would have otherwise vested during the 36 month period following August 31, 2010 shall be immediately vested.

A copy of the Release Agreement is attached hereto as Exhibit 10.1.

Item 9.01.

(d)	Exhibits

Exhibit 10.1	Agreement and Release of Claims dated as of August 31, 2010 by and between Kindred Healthcare, Inc. and Frank J. Battafarano.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 1, 2010	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Senior Vice President of Corporate Affairs and Corporate Secretary